As filed with the Securities and Exchange Commission on March 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TaskUs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-1586636
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

1650 Independence Drive, Suite 100

New Braunfels, Texas 78132

(Address of Principal Executive Offices)(Zip Code)

TaskUs, Inc. 2021 Omnibus Incentive Plan

(Full title of the plan)

Claudia Walsh

General Counsel and Corporate Secretary

TaskUs, Inc.

1650 Independence Drive, Suite 100

New Braunfels, Texas 78132

(Name and address of agent for service)

(888) 400-8275

(Telephone number, including area code, of agent for service)

With copies to:

Edgar J. Lewandowski

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by TaskUs, Inc. (the “Registrant”) for the purpose of registering additional shares of Class A Common Stock, par value $0.01 per share, of the Registrant (the “Class A Common Stock”), reserved for issuance under the TaskUs, Inc. 2021 Omnibus Incentive Plan (the “Plan”). These shares of Class A Common Stock are additional securities of the same class as other securities for which an original registration statement on Form S-8 (File No. 333-256996) was filed with the Securities and Exchange Commission (the “Commission”) on June 10, 2021 and additional registration statements on Form S-8 were filed with the Commission on March  8, 2024 (File No. 333-277805) and March  6, 2025 (File No. 333-285608).

The shares of Class A Common Stock registered by this Registration Statement consist of (i) 1,773,151 shares of Class A Common Stock that have become reserved for issuance as a result of the operation of the “evergreen” provision of the Plan, which provides that the total number of shares subject to the Plan will be increased on the first day of each fiscal year pursuant to a specified formula, and (ii) 1,010,314 shares of Class A Common Stock that have become available for issuance under the Plan as a result of expiration, cancellation, forfeiture, termination, or other settlement without issuance of shares of Class A Common Stock in respect of awards under the Plan. Other than the 1,773,151 shares of Class A Common Stock that have become available for issuance pursuant to the “evergreen” provision of the Plan, the shares registered by this Registration Statement do not represent an increase in the number of shares previously reserved for issuance under the Plan.

Pursuant to General Instruction E to Form S-8, the contents of the above-referenced prior registration statements are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on March 5, 2026;

•

the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 8, 2025 (solely those portions that were incorporated by reference into Part III of the Annual Report on Form 10-K for the year ended December 31, 2024);

•	the Registrant’s Current Report on Form 8-K (Items 5.02 and 8.01), filed on February 25, 2026; and

•

the description of the Registrant’s Class  A Common Stock contained in its Registration Statement on Form 8-A filed on June 11, 2021, as updated by Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, and including all amendments and reports filed for the purpose of updating such description.

All reports and other documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (other than documents and information furnished and not filed in accordance with Commission rules, including any corresponding exhibits thereto, unless expressly stated otherwise therein) and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Incorporation of TaskUs, Inc., dated as of June 10, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 15, 2021).

4.2	Third Amended and Restated Bylaws of TaskUs, Inc., dated as of March 2, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 7, 2023).

4.3	TaskUs, Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on June 15, 2021).

5.1	Opinion of Simpson Thacher & Bartlett LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

107.1	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on the 5th day of March, 2026.

TASKUS, INC.

By:	/s/ Bryce Maddock
Name: Bryce Maddock
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Bryce Maddock, Jaspar Weir and Claudia Walsh, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on the fifth day of March, 2026.

Signature	Title

/s/ Bryce Maddock Bryce Maddock	Chief Executive Officer and Director (principal executive officer)

/s/ Jaspar Weir Jaspar Weir	President and Director

/s/ Balaji Sekar Balaji Sekar	Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Amit Dixit Amit Dixit	Director

/s/ Michelle Gonzalez Michelle Gonzalez	Director

/s/ Jill A. Greenthal Jill A. Greenthal	Director

/s/ Susir Kumar Susir Kumar	Director

/s/ Mukesh Mehta Mukesh Mehta	Director

/s/ Jacqueline D. Reses Jacqueline D. Reses	Director

/s/ Kelly Tuminelli Kelly Tuminelli	Director